Exhibit 10.1

REDEMPTION AGREEMENT

This Redemption Agreement (this "Agreement") is made and entered into as of the ____ day of April, 2011, by and between Cumbria Capital L.P., a Texas limited partnership (the "Seller"), and Tremont Fair, Inc., a Nevada corporation (the “Company”), collectively referred to hereinafter as the "Parties" or individually as a “Party.”

W I T N E S S E T H:

WHEREAS, the Seller is the owner and holder of record of 70,798,500 shares of common stock of the Company (the “Common Shares”); and

WHEREAS, the Company desires to redeem all of the Common Shares from Seller, and the Seller also desires to redeem, or cause to be redeemed, the Common Shares in exchange for a promissory note, certain shares of preferred stock of the Company, and upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, and in order to consummate the surrender and redemption of the Common Shares, the issuance of the promissory note and the shares of preferred stock, it is hereby agreed as follows:

1. REDEMPTION OF SHARES.  Subject to the terms and conditions hereinafter set forth, at the closing of the transactions contemplated hereby, Seller shall surrender, convey and transfer the Common Shares to the Company, and the Company shall acquire, redeem, and retire the Common Shares in exchange for the consideration set forth in Section 3 of this Agreement.

2. CANCELLATION OF SHARES.  The Common Shares surrendered by the Seller and redeemed by the Company herein shall be canceled and retired by the Company, and shall hereafter be designated as “Treasury Stock” constituting part of the authorized but unissued shares of common stock of the Company.

3. REDEMPTION CONSIDERATION.  Seller hereby accepts, as full payment for the Common Shares herein redeemed, the following consideration:

3.1. Convertible Note.  a promissory note issued by the Company in the original principal amount of Seven Hundred Thousand Dollars ($700,000), bearing interest at the rate of twelve percent (12%) per annum and a term to maturity of eighteen (18) months from the date of issuance, and such other terms and conditions as set forth in promissory note executed by the Company in favor of the Seller, substantially in the form attached to this Agreement as Exhibit “A” (the “Note”); and

3.2. Preferred Stock.  One Hundred Thousand (100,000) shares of Series A Preferred Stock, substantially in the form of the certificate attached hereto as Exhibit “B” (the “Preferred Shares”), having the following rights preferences, privileges, and restrictions:

(a) each of the Preferred Shares shall have ten thousand (10,000) votes per share and shall vote together with holders of the Company’s common stock on all matters upon which common stockholders may vote;

(b) the Preferred Shares shall not have the right to receive any dividends or distributions, and shall have no rights in respect of the liquidation of the Company; and

(c) the Preferred Shares shall not be convertible into common stock or any other capital stock of the Company.

4. DELIVERY OF INSTRUMENTS.  At the closing of the transactions contemplated herein, , the Parties shall each deliver the following:

4.1. Delivery by the Company.  The Company shall deliver to the Seller:

(a) an original executed Note; and

(b)  an original certificate representing the Preferred Shares.

4.2. Delivery by the Seller.  The Seller shall deliver to the Company a certificate or certificates representing the Common Shares, with transfer instructions executed in blank (with medallion signature guaranteed if required by the Company’s transfer agent).

5. ACKNOWLEDGEMENT OF THE SELLER.

5.1. Restricted Securities.  The Seller acknowledges that neither the Note nor the Preferred Shares have been registered under the U.S. Securities Act of 1933 (“Securities Act”) and that neither the Note nor the Preferred Shares may be sold in the United States unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement.

5.2. Accredited Investor. The Seller represents that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act.

6. REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMMON SHARES.  With respect to the Common Shares, Seller hereby represents and warrants as follows:

6.1. No Other Agreements.  Seller is not a party to any agreement, written or oral, creating or granting rights to any third party in respect of the Common Shares.

6.2. Clear Title.  Seller is the lawful owner of the Common Shares, free and clear of all security interest, liens, encumbrances, equities and other charges.

6.3. No Other Claims.  There are no existing warrants, options, stock purchase agreements, restriction of any nature, relating to the Common Shares.

7. COVENANTS OF THE COMPANY.  So long as the Note bears a principal balance outstanding, the Company shall not, without the written consent of the Seller, which consent may be withheld in Seller’s sole discretion, undertake any of the following:

7.1. No Issuances in Excess of 500,000,000 Shares.  Grant, sell, issue, or assign any individual or entity any direct or indirect interest in the Company or otherwise enter into any transaction that would cause the number of shares of common stock outstanding, on a fully-diluted basis (assuming conversion of all instruments convertible into shares of common stock of the Company), to exceed Five Hundred Million (500,000,000) shares;

7.2. No Charter Amendments.  Amend or restate the Articles of Incorporation of the Company;

7.3. No Business Combinations.  Consolidate with, sell, acquire (stock or assets), or merge with or into any other entity;

7.4. No Disposition of Assets.  Sell, transfer or otherwise dispose of any of its assets or enter into any arrangement accomplishing substantially the same purpose, except that the foregoing restrictions shall not apply to transactions in the ordinary course of business;

7.5. No Dividends or Distributions.  Issue or distribute any dividend or distribution, whether in cash or securities, to the holders of the Company’s capital stock; or

7.6. No Sale of Control.  Permit any person to acquire (or consent to the acquisition of) control of the Company, whether by sale, issuance, agreement or otherwise, control of a majority of the voting securities of the Company.

8. MISCELLANEOUS PROVISIONS

8.1. Survival of Representations and Warranties.  Each of the Parties to this Agreement covenants and agrees that their respective representations, warranties, covenants and statements and agreements contained in this Agreement shall survive the closing date. Except as set forth in this Agreement, there are no other agreements, representations, warranties or covenants by or between the Parties hereto with respect to the subject matter hereof.

8.2. Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller:	If to the Company:
Attn: President	Attn: General Counsel
10497 Town & Country Way, Suite 214	11650 South State Street, Suite 240
Houston, Texas 77024	Draper, Utah 84020
T +1 832 519 9282	T +1 801 816 2500
F +1 832 876 6803	F +1 801 816 2599
email: cboga@poseidonpartners.com	email: kdenos@denoslaw.com

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

8.3. Entire Agreement.  This Agreement constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

8.4. Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

8.5. Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

8.6. Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.7. Governing Law; Venue.  This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.  The Parties agree that any dispute under this Agreement shall be properly heard by the federal and state courts located only in Harris County, Texas.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Seller have each caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

“Seller”	the “Company”
CUMBRIA CAPITAL, L.P.	TREMONT FAIR, INC.

Cyrus Boga, President	John D. Thomas, Director

EXHIBIT “A”

(ATTACH COPY OF PROMISSORY NOTE)

EXHIBIT “B”

(ATTACH COPY OF SERIES A PREFERRED STOCK CERTIFICATE)